Registration No. 333-206674

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
(Post-Effective Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SONOCO PRODUCTS COMPANY
(Exact name of registrant as specified in its charter)

South Carolina	57-0248420
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

One North Second Street, Hartsville, South Carolina 29550
(Address of Principal Executive Offices and Zip Code)

SONOCO PRODUCTS COMPANY
1996 Non-Employee Directors’ Stock Plan
(Full title of the plan)

John M. Florence	Copies to:
Vice President, Human Resources,	Suzanne Hulst Clawson, Esquire
General Counsel and Secretary	George S. King, Jr., Esquire
Sonoco Products Company	Haynsworth Sinkler Boyd, P.A.
One North Second Street	1201 Main Street, Suite 2200
Hartsville, South Carolina 29550	Columbia, South Carolina 29201
(Name and address of agent for service)	(803) 779-3080

(843) 383-7000
(Telephone number, including
area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement No. 333-206674 on Form S-8 is being filed for the purpose of removing from registration any securities that have been registered for issuance but remain unsold under the Sonoco Products Company 1996 Non-Employee Directors’ Stock Plan (the “Plan”), as well as the indeterminate number of shares originally registered for issuance to prevent dilution in the event of stock splits, stock dividends or similar transactions with respect to shares acquired pursuant to the terms of the Plan. This Post-Effective Amendment No. 1 is being filed pursuant to the undertakings in Part II, Item 9(3) of the Registration Statement because the Registrant has terminated the offering of securities pursuant to the Plan.

TERMINATION OF REGISTRATION

Based on the foregoing Explanatory Note, the Registrant is, therefore, filing this Post-Effective Amendment No. 1 to Registration Statement No. 333-206674 on Form S-8 to deregister all of the shares of Sonoco Products Company Common Stock that remained available for issuance under the Plan, but unsold, upon termination of the offering, as well as the indeterminate number of shares originally registered for issuance to prevent dilution in the event of stock splits, stock dividends or similar transactions with respect to shares acquired pursuant to the terms of the Plan.

SIGNATURES

The Registrant

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartsville, State of South Carolina on July 20, 2021.

Sonoco Products Company

By:	/s/ R. Howard Coker
R. Howard Coker
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on July 20, 2021.

Sonoco Products Company

By:	/s/ Julie C. Albrecht
Julie C. Albrecht
Vice President and Chief Financial Officer
(principal financial officer)

By:	/s/ James W. Kirkland
James W. Kirkland
Corporate Controller
(principal accounting officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ R. Howard Coker	President, Chief Executive Officer and Director	Date:	July 14, 2021
R. Howard Coker

/s/ John R. Haley	Chairman and Director	Date:	July 14, 2021
John R. Haley

/s/ Pamela L. Davies	Director	Date:	July 15, 2021
Pamela L. Davies

/s/ Theresa J. Drew	Director	Date:	July 14, 2021
Theresa J. Drew

/s/ Philippe Guillemot	Director	Date:	July 13, 2021
Philippe Guillemot

/s/ Robert R. Hill, Jr.	Director	Date:	July 13, 2021
Robert R. Hill, Jr.

/s/ Eleni Istavridis	Director	Date:	July 14, 2021
Eleni Istavridis

/s/ Richard G. Kyle	Director	Date:	July 18, 2021
Richard G. Kyle

	Director	Date:
Blythe J. McGarvie

/s/ James M. Micali	Director	Date:	July 13, 2021
James M. Micali

/s/ Sundaram Nagarajan	Director	Date:	July 17, 2021
Sundaram Nagarajan

/s/ Marc D. Oken	Director	Date:	July 13, 2021
Marc D. Oken

/s/ Thomas E. Whiddon	Director	Date:	July 13, 2021
Thomas E. Whiddon

/s/ Lloyd M. Yates	Director	Date:	July 16, 2021
Lloyd M. Yates